EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Tag-It Pacific, Inc.
21900 Burbank Boulevard, Suite 270
Woodland Hills, CA 91367


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 31, 2005, relating to the consolidated financial statements and schedule of Tag-It Pacific, Inc. as of and for the years ended December 31, 2004 and 2003 appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
-----------------------
BDO Seidman, LLP

Los Angeles, California

May 31, 2006